Rand Capital Corporation

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1999

                  Inspector's Certificate, Results of Balloting

      I, Daniel P. Penberthy, the Inspector of Election duly appointed and qualified, being first duly sworn by the oath hereto annexed, do hereby certify that prior to the Annual Meeting of Shareholders of Rand Capital Corporation, held in Room 1734 of the Rand Building, Buffalo, New York, on the 27th day of April, 1999, at which a quorum was present, I did receive and canvass the votes cast by the shareholders, and that the following represents the results of balloting:

1. ELECTION OF DIRECTORS: The following nominees received the number of votes set opposite their respective names:

                              VOTES FOR            VOTES WITHHELD
                              ---------            --------------
Allen F. Grum                 4,483,656                29,856
Luiz F. Kahl                  4,483,656                29,856
Erland E. Kailbourne          4,472,656                40,856
Ross B. Kenzie                4,478,391                35,121
Willis S. McLeese             4,481,656                31,856
Reginald B. Newman II         4,483,656                29,856
Jayne K. Rand                 4,483,656                29,856

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS: The proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Corporation for the 1998 fiscal year received the following votes:

                  FOR         AGAINST        ABSTAIN
                  ---         -------        -------
               4,492,353      17,601         3,558

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April, 1999.


/s/ Daniel P. Penberthy
------------------------------
Daniel P. Penberthy, Inspector

                                      Subscribed and sworn to before me

                                      this 26th day of April 1999.


                                      /s/ Evann S. Catalano
                                      ---------------------------------
                                      Notary Public

                                                     Evann S. Catalano
                                              Notary Public, State of New York
                                                  Qualified in Erie County
                                             My Commission Expires May 4, 1999


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